                                                                  EXECUTION COPY







                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


                                     between


                      OLYMPIC RECEIVABLES FINANCE CORP. II
                                    Purchaser


                                       and


                             OLYMPIC FINANCIAL LTD.
                                     Seller






                                   dated as of

                                December 28, 1995

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.1 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2 Specific Terms . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.3 Usage of Terms . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.4 Certain References . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.5 No Recourse. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.6 Action by or Consent of Noteholders or Certificateholders. . . .   4

                                   ARTICLE II

                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

SECTION 2.1 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.2. Conveyance of Receivables . . . . . . . . . . . . . . . . . . .   5
SECTION 2.3. Delivery of Receivable Files. . . . . . . . . . . . . . . . . .   6

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of OFL. . . . . . . . . . . . . .   7
SECTION 3.2 Representations and Warranties of ORFC II. . . . . . . . . . . .   9

                                   ARTICLE IV

                                COVENANTS OF OFL

SECTION 4.1 Protection of Title of ORFC II and the Trust . . . . . . . . . .  11
SECTION 4.2 Other Liens or Interests . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.3 Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.4 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.5 Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


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                                    ARTICLE V

                                   REPURCHASES

SECTION 5.1 Repurchase of Receivables Upon Breach of Warranty or Covenant. .  16
SECTION 5.2 Reassignment of Purchased Receivables. . . . . . . . . . . . . .  16
SECTION 5.3 Repurchase of Ineligible Receivables Upon Securitized Offering .  17
SECTION 5.4 Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1 Liability of OFL . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.2  [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.3 Merger or Consolidation of OFL or ORFC II. . . . . . . . . . . .  17
SECTION 6.4 Limitation on Liability of OFL and Others. . . . . . . . . . . .  18
SECTION 6.5 OFL May Own Notes or Certificates. . . . . . . . . . . . . . . .  18
SECTION 6.6 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 6.7 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.8 Merger and Integration . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.9 Severability of Provisions . . . . . . . . . . . . . . . . . . .  20
SECTION 6.10 Intention of the Parties. . . . . . . . . . . . . . . . . . . .  20
SECTION 6.11 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 6.12 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 6.13 Conveyance of the Receivables and the Other Conveyed
            Property to the Trust. . . . . . . . . . . . . . . . . . . . . .  21
SECTION 6.14 Nonpetition Covenant. . . . . . . . . . . . . . . . . . . . . .  21

                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


          THIS RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of December 28, 1995, executed between Olympic Receivables Finance Corp. II, a Delaware corporation, as purchaser ("ORFC II"), and Olympic Financial Ltd., a Minnesota corporation, as seller ("OFL").

                              W I T N E S S E T H:

          WHEREAS, ORFC II has agreed from time to time to purchase from OFL and OFL, pursuant to this Agreement, has agreed from time to time to sell and assign to ORFC II the Receivables and Other Conveyed Property.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, ORFC II and OFL, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 GENERAL. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of December 28, 1995, by and among Olympic Receivables Finance Corp. II (as Seller), Olympic Financial Ltd. (in its individual capacity and as Servicer), Olympic Automobile Receivables Warehouse Trust (as Issuer) (the "Trust") and Norwest Bank Minnesota, National Association, a national banking association (as Backup Servicer).

          SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Agreement" means this Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

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          "Assignment Agreement" means, with respect to any Receivables and related Other Conveyed Property, the assignment agreement between OFL and ORFC II pursuant to which OFL sells and assigns Receivables and related Other Conveyed Property to ORFC II, the form of which is attached hereto as Exhibit A.

          "Closing Date" means December 28, 1995.

          "Indenture Trustee" means Norwest Bank Minnesota, National Association, a national banking association, as trustee and indenture collateral agent under the Indenture, dated as of December 28, 1995, between the Trust and the Indenture Trustee.

          "ORFC II" means Olympic Receivables Finance Corp. II, a Delaware corporation.

          "Other Conveyed Property" means all monies at any time paid or payable on the Receivables or in respect thereof after the applicable Cutoff Date (including amounts due on or before the applicable Cutoff Date but receivable by OFL after such Cutoff Date), the security interests of OFL in the Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables, rights of OFL against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivable Files, any and all other documents or electronic records that OFL keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of OFL pursuant to liquidation of such Receivable, all present and future claims, demands, causes and chooses in action in respect of the Receivables and any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of the Receivables and any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the Receivables and any of the foregoing.

          "Owner Trustee" means Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee of the Trust and any successor trustee appointed and acting pursuant to the Trust Agreement.

          "Purchase Price" means, with respect to any Receivables and related Other Conveyed Property conveyed to ORFC II by OFL on any Transfer Date, an amount equal to the sum of the Principal Balances of all such Receivables as of the applicable Cutoff Date.

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          "Receivable" means a retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract.

          "Related Documents" means the Notes, the Custodian Agreement, the Sale and Servicing Agreement, the Lockbox Agreement and the Indenture. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          "Repurchase Event" means the occurrence of a breach of any of OFL's representations and warranties contained in Section 3.1(a) hereof or any other event which requires the repurchase of a Receivable by OFL under the Sale and Servicing Agreement or by ORFC II pursuant to Section 2.6 of the Sale and Servicing Agreement.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of December 28, 1995, executed and delivered by Olympic Receivables Finance Corp. II, as Seller, Olympic Financial Ltd., in its individual capacity and as Servicer, Olympic Automobile Receivables Warehouse Trust, as Issuer, and Norwest Bank Minnesota, National Association, as Backup Servicer, together with any Transfer Agreements executed pursuant thereto and in accordance with the terms thereof.

          "Schedule of Receivables" means the schedule of all automobile retail installment loan contracts and promissory notes sold and transferred pursuant to each Assignment Agreement which is attached hereto as Schedule A, as such Schedule shall be supplemented from time to time (i) by each Schedule of Receivables with respect to each Assignment Agreement, which Schedules of Receivables shall be deemed incorporated and made a part of Schedule A hereto and (ii) to reflect the repurchase from ORFC II of (a) Warranty Receivables and
(b) other Receivables purchased from ORFC II by OFL, such comprehensive schedule to be maintained by the Indenture Trustee. With respect to an Assignment Agreement, "Schedule of Receivables" shall mean the Schedule attached to such Assignment Agreement as Exhibit A thereto.

          "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

          "Transfer Date" means any date on which Receivables and related Other Conveyed Property are sold and assigned to ORFC II pursuant to Section 2.2.

          "Trust" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

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          "Trust Property" means the property and proceeds of every description conveyed pursuant to Section 2.5 of the Trust Agreement, Sections 2.1 and 2.4 of the Sale and Servicing Agreement and Section 2.2 hereof and pursuant to any Assignment Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

          SECTION 1.3 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.4 CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

          SECTION 1.5 NO RECOURSE. Without limiting the obligations of OFL hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of OFL, or of any predecessor or successor of OFL.

          SECTION 1.6 ACTION BY OR CONSENT OF NOTEHOLDERS OR CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Certificateholders, such provision shall be deemed to refer to Noteholders or Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders, as the case may be. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Certificateholders, any Note or Certificate registered in the name of ORFC II, OFL or any Affiliate thereof shall be deemed not to be outstanding, and the related Outstanding Amount or Certificate Balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite Outstanding Amount or Certificate Balance necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee or Owner Trustee is entitled to rely upon any such action or consent, only Notes or Certificates which the Indenture Trustee or Owner Trustee knows to be so owned shall be so disregarded.

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                                   ARTICLE II

                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

          SECTION 2.1 PURCHASE PRICE. In consideration of the conveyance of the Receivables and the related Other Conveyed Property to ORFC II on each Transfer Date, ORFC II shall pay or cause to be paid to OFL an amount equal to the Purchase Price. Such amount shall be paid by wire transfer of immediately available funds on the date of such conveyance.

          SECTION 2.2.  CONVEYANCE OF RECEIVABLES.

          (a) Subject to the conditions set forth in paragraph (b) below, OFL, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Assignment Agreements, shall sell, transfer, assign and otherwise convey to ORFC II without recourse (but without limitation of its obligations in this Agreement or the Sale and Servicing Agreement), all of the right, title and interest of OFL, whether then existing or thereafter acquired, in and to the Receivables listed on the related Schedule of Receivables and the related Other Conveyed Property. It is the intention of ORFC II and OFL that the transfers and assignments contemplated by this Agreement and each Assignment Agreement shall constitute a sale of the Receivables and the Other Conveyed Property from OFL to ORFC II, conveying good title thereto free and clear of any Liens, and the Receivables and Other Conveyed Property shall not be a part of OFL's estate in the event of the filing of a bankruptcy petition by or against OFL under any bankruptcy or similar law.

          (b) (1) OFL shall transfer to ORFC II the Receivables and the related Other Conveyed Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

          (i) OFL shall have delivered to ORFC II, the Owner Trustee and the Indenture Trustee a duly executed Assignment Agreement (including an acceptance by ORFC II), which shall include a Schedule of Receivables listing the Receivables being transferred on such Transfer Date;

          (ii) as of such Transfer Date, OFL shall not have been insolvent nor shall OFL have been rendered insolvent by such sale and assignment nor shall OFL be aware of any pending insolvency;

          (iii) OFL shall have taken any action necessary or advisable to maintain the first priority perfected ownership interest of ORFC II in the Receivables and Other Conveyed Property;

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          (iv) no selection procedures adverse to the interests of ORFC II, the
     Issuer or the Noteholders shall have been utilized by OFL or ORFC II in selecting the Receivables;

          (v) OFL shall have provided to ORFC II and JPMD any information reasonably requested by any of the foregoing with respect to the Receivables;

          (vi) the conditions to the transfer of Receivables to the Trust pursuant to Section 2.1(b) of the Sale and Servicing Agreement have been met;

          (vii) each of the representations and warranties made by OFL pursuant to Section 3.1 shall be true and correct as of the related Transfer Date, and OFL shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

          (viii) OFL shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Assignment Agreement have been sold to ORFC II pursuant to this Agreement and the related Assignment Agreement;

          (ix) on any Transfer Date following a Trust Property Liquidation Date on which (i) not less than all of the Receivables in the Trust as of such date are purchased pursuant to Section 9.1(b) of the Sale and Servicing Agreement and (ii) ORFC II receives amounts on deposit in the Spread Account pursuant to Section 5.1(b) of the Sale and Servicing Agreement, until the Transfer Date that occurs on the later to occur of (x) 90 days since the most recent Trust Property Liquidation Date and (y) 90 days since the most recent Transfer Date on which the Excess Yield Condition was not satisfied, but for the required hedging arrangement, if the Excess Yield Condition is not satisfied with respect to the Receivables to be conveyed on such Transfer Date, OFL shall have established a hedging arrangement with respect to such Receivables that is acceptable to JPMD; and

          (x) OFL shall have delivered to the Indenture Trustee, the Owner Trustee and JPMD an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).

          SECTION 2.3. DELIVERY OF RECEIVABLE FILES. OFL shall use its best efforts to deliver to the Custodian within three Business Days after each Transfer Date, but in any event OFL shall deliver to the Custodian no later than ten Business Days after such Transfer Date, the following documents:

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          (i)  The fully executed original of the Receivable (together with the original of any agreements modifying the Receivable, including without limitation any extension agreements);

          (ii) A certificate of insurance, application form signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain an Insurance Policy, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an Insurance Policy or any other documents evidencing or relating to any Insurance Policy;

          (iii) The original credit application, or a copy thereof, of each Obligor, on OFL's customary form, or on a form approved by OFL, for such application; and

          (iv) The original certificate of title (when received) and otherwise such documents, if any, that OFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of OFL as first lienholder or secured party (including any Lien Certificate received by OFL), or if such original certificate of title has not yet been received, a copy of the application therefor, showing OFL as secured party, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days.

     It is the intention of OFL and ORFC II that the transfer and assignment contemplated by this Agreement and the related Assignment Agreements shall constitute a sale of the Receivables and the Other Conveyed Property from OFL to ORFC II, conveying good title thereto free and clear of any Liens, and the Receivables and the Other Conveyed Property shall not be part of OFL's estate in the event of the filing of a bankruptcy petition by or against OFL under any bankruptcy or similar law.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF OFL. OFL makes the following representations and warranties, on which ORFC II relies in purchasing the Receivables and the Other Conveyed Property and in transferring the Receivables and the Other Conveyed Property to the Trust under the Sale and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement and as of each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under the Assignment Agreements and the sale, transfer and assignment thereof by ORFC II to the Trust under the Sale and Servicing Agreement. OFL and ORFC II agree that ORFC II will assign to the Trust all of ORFC II's

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

rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against OFL in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. OFL has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to ORFC II.

          (c) DUE QUALIFICATION. OFL is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. OFL has the power and authority to execute and deliver this Agreement, each Assignment Agreement and its Related Documents and to carry out its terms and their terms, respectively; OFL has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with ORFC II under each Assignment Agreement and has duly authorized such sale and assignment to ORFC II by all necessary corporate action; and the execution, delivery and performance of this Agreement, each Assignment Agreement and OFL's Related Documents have been duly authorized by OFL by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement, each Assignment Agreement and OFL's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against OFL and creditors of and purchasers from OFL; and this Agreement, each Assignment Agreement and OFL's Related Documents constitute legal, valid and binding obligations of OFL enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of OFL, or any indenture, agreement, mortgage, deed of trust or other instrument to which OFL is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, each Assignment Agreement and the Sale and Servicing Agreement, or violate any law, order, rule or regulation applicable to OFL of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over OFL or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to OFL's knowledge, threatened against OFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over OFL or its properties (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by OFL of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or
(iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, under any Assignment Agreement or under the Sale and Servicing Agreement.

          (h) NO TERMINATION EVENTS. No Purchase Termination Event or Servicer Termination Event shall have occurred and be continuing.

          (i) CHIEF EXECUTIVE OFFICE. The chief executive office of OFL is located at 7825 Washington Avenue South, Suite 400, Minneapolis, MN 55439-2435.

          SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF ORFC II. ORFC II makes the following representations and warranties, on which OFL relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to ORFC II hereunder and under each Assignment Agreement. Such representations are made as of the execution and delivery of this Agreement and as of each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement and the sale, transfer and assignment thereof by ORFC II to the Trust under the Sale and Servicing Agreement.

          (a) ORGANIZATION AND GOOD STANDING. ORFC II has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property and to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

          (b) DUE QUALIFICATION. ORFC II is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) ORFC II's ability to acquire the Receivables or the Other Conveyed Property, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) ORFC II's ability to perform its obligations hereunder, under any Assignment Agreement and under the Related Documents.

          (c) POWER AND AUTHORITY. ORFC II has the power, authority and legal right to execute and deliver this Agreement, each Assignment Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement; and the execution, delivery and performance of this Agreement, each Assignment Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by ORFC II by all necessary action.

          (d) NO CONSENT REQUIRED. ORFC II is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Assignment Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) BINDING OBLIGATION. This Agreement, each Assignment Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of ORFC II, enforceable against ORFC II in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (f) NO VIOLATION. The execution, delivery and performance by ORFC II of this Agreement and each Assignment Agreement, the consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of ORFC II, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ORFC is a party or by which ORFC II is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to ORFC II or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over ORFC II or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ORFC II, threatened against ORFC II, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ORFC II or its properties: (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ORFC II of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under any Assignment Agreement or the transfer of the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by ORFC II hereunder, OFL covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all investor certificates, notes or other similar securities issued by the Trust, or a trust or similar vehicle formed by ORFC II, have been paid in full. OFL and ORFC II agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ORFC II or by the Owner Trustee on behalf of the Trust.


                                   ARTICLE IV

                                COVENANTS OF OFL

          SECTION 4.1  PROTECTION OF TITLE OF ORFC II AND THE TRUST.

          (a) At or prior to the Closing Date, OFL shall have filed or caused to be filed a UCC-1 financing statement, executed by OFL as seller or debtor, naming ORFC II as purchaser or secured party and describing the Receivables and the Other Conveyed Property, with respect to this Agreement and each Assignment Agreement, being sold by it to ORFC II as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as ORFC II shall have required. From time to time thereafter, OFL shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ORFC II under this Agreement and each Assignment Agreement and of the Trust under the Sale and Servicing Agreement in the Receivables and the Other Conveyed Property and in the proceeds thereof. OFL shall deliver (or cause to be delivered) to ORFC II, the Owner Trustee, the Indenture Trustee and DFC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that OFL fails to perform its obligations under this subsection, ORFC II or the Owner Trustee may do so at the expense of OFL.

          (b) OFL shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by OFL (or by ORFC II or the Owner Trustee on behalf of OFL) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ORFC II, the Owner Trustee and JPMD at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) OFL shall give ORFC II, JPMD, the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. OFL shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) OFL shall maintain its computer systems so that, from and after the time of sale under this Agreement and under any Assignment Agreement of the Receivables to ORFC II, and the conveyance of the Receivables by ORFC II to the Trust, OFL's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold to ORFC II and has been conveyed by ORFC II to the Trust. Indication of the Trust's ownership of Receivable shall be deleted from or modified on OFL's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full. OFL shall indicate in its consolidated financial statements that Receivables have been sold to ORFC II and are not available to the creditors of OFL.

          (e) If at any time OFL shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, OFL shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to ORFC II and is owned by the Trust.

          SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances under any Assignment Agreement, OFL will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property, or any interest therein, and OFL shall defend the right, title, and interest of ORFC II and the Trust in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under OFL.

          SECTION 4.3 COSTS AND EXPENSES. OFL shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Assignment Agreement and its Related Documents.

          SECTION 4.4  INDEMNIFICATION.

          (a) OFL shall defend, indemnify and hold harmless ORFC II, the Trust, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of OFL's representations and warranties contained herein.

          (b) OFL shall defend, indemnify and hold harmless ORFC II, the Trust, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by OFL or any affiliate thereof of a Financed Vehicle.

          (c) OFL shall defend and indemnify ORFC II, the Trust, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Noteholders and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement or the Sale and Servicing Agreement.

          (d) OFL agrees to pay, and shall defend, indemnify and hold harmless ORFC II, the Trust, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Noteholders and the Certificateholders from and against any taxes that may at any time be asserted against ORFC II, the Owner Trustee, the Indenture Trustee, DFC, the Backup Servicer, the Noteholders and the Certificateholders with respect to the transactions contemplated in this Agreement or in any Assignment Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, any sale, transfer and assignment of the Receivables and the Other Conveyed Property to ORFC II and of the Trust Property to the Trust or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the

Receivables and Other Conveyed Property or the Trust Property which shall be indemnified by OFL pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by OFL under this Agreement or under any Assignment Agreement or imposed against such Persons.

          (e) OFL agrees to pay, and to indemnify, defend and hold harmless ORFC II, the Trust, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Noteholders and the Certificateholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of any Receivables or the Other Conveyed Property hereunder or under each Assignment Agreement and the conveyance or ownership of the Trust Property under the Sale and Servicing Agreement or the issuance and original sale of the Notes and the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by OFL under this Agreement or under any Assignment Agreement or imposed against such Persons.

          (f) OFL shall defend, indemnify, and hold harmless ORFC II, the Owner Trustee, the Indenture Trustee, DFC, the Backup Servicer, the Trust, JPMD, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ORFC II, the Trust, the Indenture Trustee, JPMD, the Noteholders and the Certificateholders through the negligence, willful misfeasance, or bad faith of OFL in the performance of its duties under this Agreement or under any Assignment Agreement or by reason of reckless disregard of OFL's obligations and duties under this Agreement or under any Assignment Agreement.

          (g) OFL shall indemnify, defend and hold harmless ORFC II, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by OFL of federal or state securities laws in connection with the registration or the sale of the Notes and the Certificates.

          (h) OFL shall indemnify, defend and hold harmless ORFC II, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ORFC II, the Owner Trustee, the Indenture Trustee, JPMD, the Trust, the

Noteholders or the Certificateholders as a result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

          (i) OFL shall defend, indemnify, and hold harmless ORFC II and its assignees from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of OFL's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ORFC II.

          (j) OFL shall indemnify, defend and hold harmless ORFC II, the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ORFC II, the Owner Trustee and the Indenture Trustee, JPMD, the Trust, the Noteholders or the Certificateholders as a result of OFL's or ORFC II's use of the name "Olympic."

          Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that OFL may otherwise have.

          SECTION 4.5  ADVANCES.

          (a) As of any Determination Date as of which no Trigger Event has occurred, and any previous Trigger Event has been Deemed Cured, OFL, as Seller hereunder, shall become obligated to pay to or upon the order of ORFC II on the related Deposit Date, an amount equal to the lesser of (i) the aggregate Collection Shortfall with respect to Receivables for which no Scheduled Payment was due during such Monthly Period and (ii) the Net Advance Shortfall; PROVIDED, HOWEVER, that OFL shall not be required to make such payments with respect to a Receivable extended pursuant to Section 3.2(b) of the Sale and Servicing Agreement for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

          (b) As of any Determination Date as of which a Trigger Event has occurred, or as of which any previous Trigger Event has not been Deemed Cured, OFL, as Seller hereunder, shall become obligated to pay to or upon the order of ORFC II on the related Deposit Date, the following amounts: If there are Collection Shortfalls with respect to a Receivable, an amount equal to such Collection Shortfall; PROVIDED, HOWEVER, OFL shall only be required to make such payments with respect to Receivables for which no Scheduled Payment was due during such Monthly Period; PROVIDED, FURTHER, that OFL shall not be required to make such payments with respect to a Receivable extended pursuant to Section

3.2(b) of the Sale and Servicing Agreement for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.


                                    ARTICLE V

                                   REPURCHASES

          SECTION 5.1 REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY OR COVENANT. Upon the occurrence of a Repurchase Event OFL shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the related Deposit Date, OFL shall pay the Purchase Amount to the Trust pursuant to Section 4.5 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in
Section 6.1, the obligation of OFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against OFL for such breach available to ORFC II, Certificateholders, Noteholders, or the Owner Trustee or the Indenture Trustee on behalf of Certificateholders or Noteholders or DFC. The provisions of this
Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against OFL to demand performance hereunder, and in connection therewith, OFL waives any requirement of prior demand against ORFC II with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 2.6 or Section 3.7, as applicable, of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of OFL under this Section shall not terminate upon a termination of OFL as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ORFC II to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement.

          In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by OFL, OFL shall indemnify the Owner Trustee, the Indenture Trustee, JPMD, the Backup Servicer, the Trust, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.2 REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by OFL under Section 5.1, ORFC II and the Owner Trustee shall take such steps as may be reasonably requested by OFL in order to assign to OFL all of ORFC II's and the Trust's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ORFC II and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ORFC II or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that OFL may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ORFC II and the Owner Trustee shall, at the expense of OFL, take such steps as OFL deems reasonably necessary to enforce the Receivable, including bringing suit in ORFC II's or the Owner Trustee's name or the names of the Certificateholders.

          SECTION 5.3 REPURCHASE OF INELIGIBLE RECEIVABLES UPON SECURITIZED OFFERING. Upon the purchase of Ineligible Receivables by ORFC II pursuant to
Section 6.5 of the Sale and Servicing Agreement, OFL shall be obligated to purchase from ORFC II all such Ineligible Receivables for a purchase price equal to the fair market value of such Ineligible Receivables.

          SECTION 5.4 WAIVERS. No failure or delay on the part of ORFC II, or the Owner Trustee as assignee of ORFC II, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                   ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.1 LIABILITY OF OFL. OFL shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Assignment Agreement specifically undertaken by OFL and the representations and warranties of OFL.

          SECTION 6.2  [RESERVED].

          SECTION 6.3 MERGER OR CONSOLIDATION OF OFL OR ORFC II. Any corporation or other entity (i) into which OFL or ORFC II may be merged or consolidated, (ii) resulting from any merger or consolidation to which OFL or ORFC II is a party or (iii) succeeding to the business of OFL or ORFC II, in the case of ORFC II, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ORFC II's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of OFL or ORFC II, as the case may be, under this Agreement and each Assignment Agreement and, whether or not such assumption agreement is executed, shall be the successor to OFL or ORFC II, as the case may be, hereunder and under each such Assignment Agreement (without relieving OFL or ORFC II of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Assignment Agreement. Notwithstanding the foregoing, ORFC II shall not merge or consolidate with any other Person or permit any other Person to become the successor to ORFC II's business without the prior written consent of JPMD and the Rating Agencies. OFL or ORFC II shall promptly inform the other party, the Owner Trustee, the Indenture Trustee, JPMD and the Rating Agencies of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Assignment Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) OFL or ORFC II, as applicable, shall have delivered prompt written notice of such consolidation, merger or purchase and assumption to the Owner Trustee, the Indenture Trustee, JPMD, and the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee, the Indenture Trustee and DFC an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Assignment Agreement, relating to such transaction have been complied with, and (z) OFL or ORFC II, as applicable, shall have delivered to the Owner Trustee, the Indenture Trustee and JPMD an Opinion of Counsel, stating that, in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.4 LIMITATION ON LIABILITY OF OFL AND OTHERS. OFL and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
OFL shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Assignment Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

          SECTION 6.5 OFL MAY OWN NOTES OR CERTIFICATES. Subject to the provisions of the Sale and Servicing Agreement, OFL and any Affiliate of OFL may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not OFL or an Affiliate thereof.

          SECTION 6.6  AMENDMENT.

          (a) This Agreement and any Assignment Agreement may be amended by OFL and ORFC II, without the consent of the Owner Trustee, the Indenture Trustee or JPMD (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Assignment Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and JPMD adversely affect in any material respect the interests of any Certificateholder or Noteholder.

          (b) This Agreement and any Assignment Agreement may also be amended from time to time by OFL and ORFC II, with the prior written consent of the Owner Trustee, the Indenture Trustee, a Certificate Majority, a Note Majority and JPMD for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Assignment Agreement, or of modifying in any manner the rights of the Certificateholders or the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made on any Certificate or Note or the Certificate Rate or the Note Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates or Notes then outstanding or of the Holders of all Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent, OFL shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to JPMD and each Certificateholder and Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

          SECTION 6.7 NOTICES. All demands, notices and communications to OFL or ORFC II hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of OFL, to Olympic Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham, or such other address as shall be designated by OFL in a written notice delivered to the other party or to the Owner Trustee or the Indenture Trustee, as applicable, (b) in case of ORFC II, to Olympic Receivables Finance Corp. II, 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435,
Attention: John A. Witham, or (c) in the case of JPMD, 902 Market Street, Wilmington, Delaware 19801-3015, Attention: Asset Finance Group.

          SECTION 6.8 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement, each Assignment Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, each Assignment Agreement and the Related Documents. Neither this Agreement nor any Assignment Agreement may be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.9 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement or any Assignment Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement or any Assignment Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Assignment Agreement.

          SECTION 6.10 INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by OFL and ORFC II that they intend that the assignments and transfers herein contemplated pursuant to each Assignment Agreement constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from OFL to ORFC II, and that the Receivables and the Other Conveyed Property shall not be a part of OFL's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, OFL. In the event that such conveyance is determined to be made as security for a loan made by ORFC II, the Trust, the Certificateholders or the Noteholders to OFL, the parties intend that OFL shall have granted to ORFC II a security interest in all of OFL's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to each Assignment Agreement and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 6.11 GOVERNING LAW. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.12 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.13 CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY TO THE TRUST. OFL acknowledges that ORFC II intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. OFL acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of OFL contained in this Agreement and the rights of ORFC II hereunder are intended to benefit the Owner Trustee, the Indenture Trustee, JPMD, the Trust, the Certificateholders and the Noteholders. In furtherance of the foregoing, OFL covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Owner Trustee, the Indenture Trustee, JPMD, the Trust, the Certificateholders and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, OFL shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or ORFC II to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of OFL under this Agreement against OFL for the benefit of the Trust, JPMD, the Certificateholders and the Noteholders.

          SECTION 6.14 NONPETITION COVENANT. Neither ORFC II nor OFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of OFL, against ORFC II) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or ORFC II) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or ORFC II).

          IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.


                           OLYMPIC RECEIVABLES FINANCE CORP. II,
                              as Purchaser



                           By:_________________________________
                              Name:   John A. Witham
                              Title:  Senior Vice President and
                                      Chief Financial Officer


                           OLYMPIC FINANCIAL LTD., as Seller


                           By:_________________________________
                              Name:   John A. Witham
                              Title:  Senior Vice President and
                                      Chief Financial Officer

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES

              [Deemed Incorporated from each Assignment Agreement]

                                   SCHEDULE B

                      REPRESENTATIONS AND WARRANTIES OF OFL

         1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by OFL from such Dealer under an existing Dealer Agreement with OFL and was validly assigned by such Dealer to OFL, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is fully amortizing and provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

         2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by a Dealer and was sold by the Dealer to OFL without any fraud or misrepresentation on the part of such Dealer in either case.

         3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4. ORIGINATION. Each Receivable is a United States dollar obligation of an Obligor domiciled in the United States and such Receivable was originated in the United States.

         5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the related Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. OBLIGOR BANKRUPTCY. At the applicable Cutoff Date, no Obligor had been identified on the records of OFL as being, and, to the best of ORFC II's knowledge, no Obligor is the subject of a current bankruptcy proceeding.

         8. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the applicable Cutoff Date.

         9. MARKING RECORDS. By the Closing Date or by each Transfer Date, as applicable, OFL will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Sale and Servicing Agreement.

         10. MONTHLY TAPE. The Monthly Tape made available by OFL to ORFC II, the Backup Servicer and the Indenture Trustee was complete and accurate in all respects as of the date delivered and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. ADVERSE SELECTION. No selection procedures adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables from those receivables owned by OFL which met the selection criteria contained in the Sale and Servicing Agreement.

         12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

         13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

         14. RECEIVABLE FILES COMPLETE. The complete Receivable File (other than item (iv) in Section 2.3 of this Agreement) is in the possession of OFL at its corporate office. The complete Receivable File for each Receivable will be in the possession of the Custodian within ten Business Days after the conveyance of the Receivable from OFL to ORFC II. By such date, there will exist a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Vehicle, or copies thereof, or a documented verbal confirmation by an insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle, (c) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days, and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete file for each Receivable currently is in the possession of the Custodian.

         15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in
whole or in part.   No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement, under any Assignment Agreement or pursuant to transfers of the Notes or the Certificates. With respect to such sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes or the Certificates, either (1) no consent is required or (2) all required consents have been obtained.

         17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by OFL to any Person other than ORFC II; immediately prior to the conveyance of the Receivables to ORFC II pursuant to this Agreement or any Assignment Agreement, OFL had good and indefeasible title thereto, free and clear of any Lien, and immediately upon the transfer thereof, ORFC II shall have good and indefeasible title to and will be the sole owner of each Receivable, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. OFL has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of OFL in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days of the Closing Date or any Transfer Date, as applicable, and will show, OFL named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, OFL has received written evidence from the related Dealer that such Lien Certificate showing OFL as first lienholder has been applied for, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days. OFL's security interest has been validly assigned by OFL to ORFC II pursuant to this Agreement or any Assignment Agreement, as applicable. Immediately after the sale, transfer and assignment thereof by ORFC II to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of each Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed
Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

         19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed.

         20. NO IMPAIRMENT. OFL has not done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of ORFC II, the Trust, the Indenture Trustee, JPMD, the Noteholders and the Certificateholders in any Receivable or the proceeds thereof.

         21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to OFL with respect to such Receivable.

         22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of any Cutoff Date or any Transfer Date, as applicable, no Financed Vehicle had been repossessed.

         24. INSURANCE. As of the date hereof or as of the date of any Assignment Agreement, as applicable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the relate Receivable, (ii) naming OFL as loss payee and
(iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming OFL and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the related Cutoff Date.

         25. PAST DUE. As of the related Cutoff Date, no Receivable was more than 30 days past due and no funds have been advanced by ORFC II, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under this representation.

         26. REMAINING PRINCIPAL BALANCE. As of the related Cutoff Date, each Receivable had a remaining principal balance equal to or greater than $500.00 and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

         27. MATURITY. Each Receivable had an original maturity of at least three months.

         28. CERTAIN CHARACTERISTICS. (A) No Receivable has an initial payment date more than three months subsequent to the related Cutoff Date; (B) No Receivable has a final scheduled payment date on or before the related Transfer Date; (C) The Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the related Cutoff Date; and (D) after giving effect to the conveyance of Receivables on each Transfer Date, (i) the aggregate of the Principal Balances of Receivables with original maturities ranging from 72 to 84 months shall not exceed 7.5% of the aggregate of the Principal Balances of all Receivables on such Transfer Date, and (ii) the aggregate of the Principal Balances of Receivables attributable to loans originated under OFL's "Classic" program shall not exceed 40% of the aggregate of the Principal Balances of all Receivables on such Transfer Date.

         29. PAYMENTS TO LOCKBOX BANK. The Obligor with respect to each Receivable, as of the related Transfer Date, is required to make all Scheduled Payments to the Lockbox Bank.